FOR IMMEDIATE RELEASE	Contacts:	Media Relations Tina Barry, (972) 673-7931 Greg Artkop, (972) 673-8470
Investor Relations Aly Noormohamed, (972) 673-6050
DR PEPPER SNAPPLE GROUP REPORTS THIRD QUARTER 2008 RESULTS
Net sales declined 2% reflecting the absence of glaceau; excluding this item, net sales up 5%

Carbonated beverage volume up 0.5%; non-carbonated volume, excluding impact of glaceau, up 3%

Earnings per share were $0.41, or $0.45 excluding certain items

Strong cash generation; $295 million of debt repayment since spin-off

Reduced 2008 outlook reflects deteriorating economic conditions in U.S. and Mexico, the impact of a strengthening U.S. dollar and loss of Hansen Natural product distribution
     Plano, TX, November 13, 2008 — Dr Pepper Snapple Group, Inc. (NYSE: DPS) reported third quarter 2008 earnings of $0.41 per share compared to $0.61 per share in the prior year period. The results reflect the company’s first full quarter as a stand-alone business following its separation from Cadbury plc on May 7, 2008. Excluding restructuring costs in both years and transaction and separation related costs in the current year, the company earned $0.45 per share compared to $0.63 per share in the prior year period. Excluding the impact from the loss of glaceau product distribution, net sales increased 5% on the strength of 1% volume growth and the ongoing benefit of pricing actions taken earlier in the year. Segment operating profit declined 17%, primarily reflecting unfavorable comparisons of fountain/foodservice and other beverage concentrates discounts, the absence of glaceau product distribution and higher transportation costs. Income from operations declined 26%.
     Year-to-date, the company earned $1.21 per share compared to $1.42 per share in the prior year period. Excluding restructuring and separation related items, the company earned $1.46 per share compared to $1.50 per share in the prior year period. The company generated $523 million of cash from operating activities and since its separation from Cadbury in May, 2008, it has repaid $295 million of its floating rate term loan obligations.
     DPS President and CEO Larry Young said, “Without a doubt, this is one of the toughest environments the beverage industry has faced in many years. With disposable incomes falling, consumers are thinking harder about what they buy. Despite these headwinds, we demonstrated during the quarter that our portfolio of flavored beverages has room to grow and that our business continues to generate strong cash flow. While CSD volume was up 0.5%, demand for our premium-priced products slowed significantly resulting in performance that was below our expectations.
     “In these uncertain times, we remain committed to our long-term goals — leverage our strong portfolio of flavor brands, strengthen our route-to-market, rally around our customers and consumers and deliver results that outperform the industry. We continue to invest with an eye to the future and our recent organizational changes will ensure that we are better able to leverage our third-party and company-owned distribution models to drive process simplification, speed of decision making and total system profitability.”

	% Growth vs 2007	% Growth vs 2007
Summary of 2008 results	Third Quarter	Year to Date
Volume (BCS)	(1)	(3)
Net sales ($)
Beverage Concentrates	(3)	(2)
Finished Goods	4	7
Bottling Group	(5)	(2)
Mexico and the Caribbean	7	7
Net sales as reported	(2)	1
Segment Operating Profit	(17)	(6)
Reported EPS	(32)	(14)
EPS excluding certain items	(29)	(3)

BCS — bottler case sales

	Third Quarter				Year to Date
Earnings per share reconciliation	2008	2007		%	2008		2007		%
Reported EPS	$0.41	$0.61		(32)	$1.21		$1.42		(14)
Items affecting comparability
— Restructuring costs	0.02	0.03			0.07		0.09
— Transaction and separation costs	0.02	—			0.07		—
— Bridge loan fees and expenses	—	—			0.06		—
— Separation related tax items	—	—			0.04		—

EPS excluding certain items	$0.45	$0.63	*	(29)	$1.46	*	$1.50	*	(3)

*	Does not sum due to rounding
Volume (BCS)
     Volume declined 1%. Excluding the impact of glaceau, volume grew 1% as carbonated soft drinks (CSDs) increased 0.5% and non-carbonated beverages (NCBs) increased 3%.
     In CSDs, Dr Pepper volume was up slightly. “Core 4” brands — 7UP, Sunkist, A&W and Canada Dry — increased 1.5% driven primarily by Canada Dry which was up 8% as Green Tea Ginger Ale continued to gain momentum. 7UP volume was down 3% but showed improvement in its trend. In Mexico, Peñafiel declined mid single-digits reflecting necessary pricing actions taken earlier in the year.
     In NCBs, Hawaiian Punch volume increased 24% on second half promotional activities and favorable comparisons to the prior year period. A slowdown in consumer spending and increased price competition in the tea and enhanced water categories impacted performance of the company’s premium-priced products with results that were below expectations. Snapple, including antioxidant waters, declined 7%. Issues with apple and lemon supplies, resulting from extensive crop damage, limited sales of Mott’s sauce and Realemon/Realime. In Mexico, Aguafiel declined 20% reflecting high single-digit price increases and a more competitive environment.
     In North America, excluding the impact of glaceau, volume increased 2% and in Mexico and the Caribbean, volume declined 4%.
Sales Volume
     Sales volume declined 1%. Excluding the impact of glaceau, sales volume increased 1% in line with BCS trends.
Net sales
     Net sales declined 2%. Excluding the impact of glaceau, net sales increased 5% driven by volume growth of 1% and mid single-digit price increases taken earlier in the year, partially offset by unfavorable comparisons of fountain/foodservice and other beverage concentrates discounts which were $19 million higher. Beverage concentrates price/mix decreased low single-digits. Finished goods price/mix decreased mid single-digits on higher sales of Hawaiian Punch and lower than expected performance of the company’s premium-priced products. Bottling Group price/mix increased mid single-digits and Mexico and the Caribbean price/mix increased low double-digits.
     Across all measured channels, as reported by ACNielsen, the company continues to lead the U.S. CSD category in dollar share growth with its share up 0.3 percentage points year-to-date.
Segment operating profit, corporate and other
     Gross profit decreased 4% reflecting net sales declines and higher commodity costs. Cost of sales (COGS) per case increased 1%. The loss of glaceau product distribution reduced gross profit growth by 3 percentage points and COGS per case growth by 9 percentage points.
     Segment operating profit declined 17% primarily reflecting unfavorable comparisons of fountain/foodservice and other beverage concentrates discounts ($19 million), the absence of glaceau product distribution ($17 million) and higher transportation costs ($15 million).
     Below-the-line, costs were broadly in line with expectations. Restructuring costs related to previously announced actions were $7 million for the quarter. Transaction and other one-time separation costs totaled $9 million. Stock-based compensation expenses were $3 million for the quarter versus an $8 million gain in the prior year quarter due to a decrease in the fair value of options under the Cadbury stock plan. Other expenses were $4 million in the current quarter versus a $6 million gain in related party items in the prior year period.
     Net interest expense increased $12 million to $56 million reflecting the company’s new capital structure as a stand-alone company and the absence of related party interest income totaling $19 million.
     The effective tax rate for the quarter was 35.8%, which included $5 million related to certain tax items that are indemnified by Cadbury, improved utilization of foreign and other tax credits and a favorable impact from territory mix. Year-to-date, the effective tax rate was 39.2%, which included $18 million of separation related and indemnified items.
     Year-to-date, the company generated $523 million of cash from operating activities. Adjusted for certain items, cash provided by operating activities was $582 million up $218 million from the prior year on strong working capital performance. Since its separation from Cadbury in May 2008, the company has repaid $295 million of its floating rate term loan obligations.
2008 full-year guidance
     Further reductions in consumer spending given a more challenging macro economic environment are impacting near- and medium-term forecast visibility. The company currently expects full year 2008 net sales growth of about 1% and earnings per share of approximately $1.54 to $1.57, or approximately $1.83 to $1.86 excluding certain items. This reflects deteriorating economic conditions in the U.S. and Mexico, the impact of a strengthening U.S. dollar and the loss of Hansen Natural product distribution.
     The company continues to expect: restructuring costs of $0.10 per share; transaction and separation related costs of $0.08 per share; bridge loan fees and net interest in connection with the spin-off from Cadbury of $0.06 per share; and separation related tax items of $0.04 per share.
     The company is negotiating its settlement with Hansen Natural under the provisions of the distribution agreement.
     Despite a recent fall in commodity prices, the company still expects 2008 COGS inflation of approximately 6%, as lower commodity costs are being offset by higher concentrate component and other ingredient costs. Fuel is now expected to add approximately $35 million to distribution costs which are recorded in SG&A.
     During the third quarter, the company entered into a series of interest rate swaps that effectively converted a substantial portion of its floating rate term loan to fixed rate through December 2009. The blended interest rate, including amortization of fees and expenses, for the fourth quarter is expected to be approximately 6.4%.
     The earnings per share guidance assumes a full-year 2008 tax rate of approximately 39.4%, which reflects improved utilization of foreign and other tax credits and a favorable impact from territory mix. The tax rate includes approximately $13 million of charges related to certain tax items that are indemnified by Cadbury. A corresponding amount to reflect the indemnity is recorded as other income. In total, these two items have no impact on our total results. Additionally, the rate includes $11 million of items that were mainly identified on separation when the company established its stand-alone financial statements.
     Capital spending is expected to be about 5% of net sales.
2009 items
     The company expects to provide more details about 2009 on its fourth quarter earnings call.
     Investors are reminded that 2009 will be the company’s first full year as a stand-alone business. In establishing stand-alone operations, the company expects to incur approximately $25 million of higher general and administrative expenses, including stock-based compensation costs. Additionally, the absence of significant related party receivables from Cadbury will result in approximately $25 million of lower interest income.
     The company’s agreement with Hansen Natural ended November 10, 2008. Through this date, the company estimates its net sales and operating profit from distributing these products to be approximately $200 million and $40 million, respectively.

     The blended interest rate for the company’s debt obligations, including amortization of fees and expenses, is expected to be approximately 6.6%.
     Capital spending is expected to be about 5% of net sales.
     The company remains committed to using free cash to pay down its floating rate term loan obligations ahead of schedule.
Forward looking statement
     This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in our Quarterly Report on Form 10Q and “Special Note Regarding Forward-Looking Statements,” and elsewhere in our Registration Statement on Form 10 filed with the Securities and Exchange Commission (“SEC”) on April 22, 2008 and our other filings with the SEC. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.
Conference Call
     At 10 a.m. (Central Time) today, the company will host a conference call with investors to discuss third quarter 2008 results, the outlook for the balance of 2008 and a preliminary view of 2009. The conference call and slide presentation will be accessible live through DPS’ website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days.
     In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found under “Financial Press Releases” on the company’s website at http://www.drpeppersnapple.com in the “Investors” section.
Definitions
     Volume (BCS) or bottler case sales: Sales of finished beverages, in equivalent 288 fluid ounce cases, sold by the company and its bottling partners to retailers and independent distributors. Volume for products sold by the company and its bottling partners is reported on a monthly basis, with the third quarter comprising July, August and September.

     Sales volume: Sales of concentrate and finished beverages, in equivalent 288 fluid ounce cases, shipped by the company to its bottlers, retailers and independent distributors.
     Price/mix refers to the combined impact of list price changes, discounts and allowances and the relative mix of the brands, products, packages and channels. Pricing refers to the impact of list price changes.
     COGS per case: Cost of sales as reported divided by the sales volume in the quarter.
About Dr Pepper Snapple Group
     Dr Pepper Snapple Group, Inc., (NYSE: DPS) is an integrated refreshment beverage business marketing more than 50 beverage brands to consumers throughout North America. In addition to its flagship Dr Pepper and Snapple brands and trademarks, the company’s portfolio includes 7UP, Mott’s, A&W, Sunkist Soda, Hawaiian Punch, Canada Dry, Schweppes, Squirt, RC Cola, Diet Rite, Penafiel, Rose’s, Yoo-hoo, Clamato, Mr & Mrs T and other well-known consumer favorites. Based in Plano, Texas, Dr Pepper Snapple Group employs approximately 20,000 people and operates 24 bottling and manufacturing facilities and more than 200 distribution centers across the United States, Canada, Mexico and the Caribbean. For more information, please visit http://www.drpeppersnapple.com.
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DR PEPPER SNAPPLE GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended September 30, 2008 and 2007
(Unaudited, in millions, except per share data)

	For the		For the
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
Net sales	$1,505	$1,535	$4,369	$4,347
Cost of sales	720	719	2,003	1,984

Gross profit	785	816	2,366	2,363
Selling, general and administrative expenses	542	496	1,586	1,527
Depreciation and amortization	28	21	84	69
Restructuring costs	7	11	31	36
Loss on disposal of property and intangible assets, net	(5)	—	(3)	—

Income from operations	213	288	668	731
Interest expense	59	63	199	195
Interest income	(3)	(19)	(30)	(38)
Other (income) expense	(7)	(3)	(8)	(2)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	164	247	507	576
Provision for income taxes	59	93	199	218

Income before equity in earnings of unconsolidated subsidiaries	105	154	308	358
Equity in earnings of unconsolidated subsidiaries	1	—	1	1

Net income	$106	$154	$309	$359

Earnings per common share:
Basic	$0.41	$0.61	$1.21	$1.42
Diluted	$0.41	$0.61	$1.21	$1.42
Weighted average common shares outstanding:
Basic	254.2	253.7	254.0	253.7
Diluted	254.2	253.7	254.0	253.7

DR PEPPER SNAPPLE GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2008 and 2007
(Unaudited, in millions)

	For the Nine Months Ended
	September 30,
	2008	2007
		(As Restated)(1)
Operating activities:
Net income	$309	$359
Adjustments to reconcile net income to net cash provided by operations:
Depreciation expense	102	89
Amortization expense	44	38
Employee stock-based expense, net of tax benefit	5	10
Deferred income taxes	58	3
Write-off of deferred loan costs	21	—
Other, net	9	8
Changes in assets and liabilities:
Trade and other accounts receivable	3	(47)
Related party receivable	11	(8)
Inventories	(6)	(41)
Other current assets	(32)	(1)
Other non-current assets	(9)	4
Accounts payable and accrued expenses	30	(48)
Related party payables	(70)	350
Income taxes payable	47	9
Other non-current liabilities	1	(19)

Net cash provided by operating activities	523	706
Investing activities:
Purchases of property, plant and equipment	(203)	(123)
Issuances of related party notes receivables	(165)	(1,829)
Repayment of related party notes receivables	1,540	525
Other, net	3	(23)

Net cash provided by (used in) investing activities	1,175	(1,450)
Financing activities:
Proceeds from issuance of related party long-term debt	1,615	2,803
Proceeds from senior unsecured credit facility	2,200	—
Proceeds from senior unsecured notes	1,700	—
Proceeds from bridge loan facility	1,700	—
Repayment of related party long-term debt	(4,664)	(3,232)
Repayment of senior unsecured credit facility	(295)	—
Repayment of bridge loan facility	(1,700)	—
Deferred financing charges paid	(106)	—
Cash Distributions to Cadbury	(2,065)	(189)
Change in Cadbury’s net investment	94	1,356
Other, net	(2)	4

Net cash (used in) provided by financing activities	(1,523)	742
Cash and cash equivalents — net change from:
Operating, investing and financing activities	175	(2)
Currency translation	(3)	1
Cash and cash equivalents at beginning of period	67	35

Cash and cash equivalents at end of period	$239	$34

Supplemental cash flow disclosures of non-cash investing and financing activities:
Settlement related to separation from Cadbury	150	—
Purchase accounting adjustment related to prior year acquisitions	13	—
Transfers of property, plant, and equipment to Cadbury	—	9
Transfers of operating assets and liabilities to Cadbury	—	40
Reduction in long-term debt from Cadbury	—	257
Related entities acquisition payments	—	17
Note payable related to acquisition	—	38
Liabilities expected to be reimbursed by Cadbury	—	12
Reclassifications for tax transactions	—	90
Supplemental cash flow disclosures:
Interest paid	$120	$182
Income taxes paid	105	26

(1)	Prior to the issuance of the Company’s audited combined financial statements as of the year ended December 31, 2007, the Company determined that the unaudited condensed combined statements of cash flows for the nine months ended September 30, 2007, needed to be restated to eliminate previously reported cash flows of non-cash tax reclassifications. As a result, net cash provided by operating activities and net cash used in financing activities decreased by $51 million in the interim period. The Company’s combined financial statements for the year ended December 31, 2007, issued with the Form 10 (effective April 22, 2008) appropriately reported the non-cash tax reclassifications.

DR PEPPER SNAPPLE GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2008 and December 31, 2007
(Unaudited, in millions except share and per share data)

	September 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$239	$67
Accounts receivable:
Trade (net of allowances of $16 and $20, respectively)	521	538
Other	68	59
Related party receivable	—	66
Note receivable from related parties	—	1,527
Inventories	330	325
Deferred tax assets	68	81
Prepaid and other current assets	112	76

Total current assets	1,338	2,739
Property, plant and equipment, net	945	868
Investments in unconsolidated subsidiaries	13	13
Goodwill	3,170	3,183
Other intangible assets, net	3,595	3,617
Other non-current assets	572	100
Non-current deferred tax assets	189	8

Total assets	$9,822	$10,528

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$862	$812
Related party payable	—	175
Current portion of senior unsecured debt	35	—
Current portion of long-term debt payable to related parties	—	126
Income taxes payable	6	22

Total current liabilities	903	1,135
Long-term debt payable to third parties	3,587	19
Long-term debt payable to related parties	—	2,893
Deferred tax liabilities	1,276	1,324
Other non-current liabilities	726	136

Total liabilities	6,492	5,507
Commitments and contingencies
Stockholders’ equity:
Cadbury’s net investment	—	5,001
Preferred stock, $.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 800,000,000 shares authorized, 253,685,733 shares issued and outstanding for 2008 and no shares issued for 2007	3	—
Additional paid-in capital	3,163	—
Retained earnings	191	—
Accumulated other comprehensive income	(27)	20

Total equity	3,330	5,021

Total liabilities and equity	$9,822	$10,528

DR PEPPER SNAPPLE GROUP, INC.

OPERATIONS BY OPERATING SEGMENT
For the Three and Nine Months Ended September 30, 2008 and 2007
(Unaudited, in millions)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Segment Results — Net Sales
Beverage Concentrates	$329	$328	$1,001	$1,004
Finished Goods	428	413	1,254	1,174
Bottling Group	834	870	2,360	2,388
Mexico and the Caribbean	110	107	324	313
Intersegment eliminations and impact of foreign currency(1)	(196)	(183)	(570)	(532)

Net sales as reported	$1,505	$1,535	$4,369	$4,347

(1)	Total segment net sales include Beverage Concentrates and Finished Goods sales to the Bottling Group segment and Bottling Group segment sales to Beverage Concentrates and Finished Goods. Intersegment sales are eliminated in the unaudited Consolidated Statement of Operations.

	For the		For the
	Three Months Ended		Months Ended Nine
	September 30,		September 30,
	2008	2007	2008	2007
Segment Results — Underlying Operating Profit, Adjustments and Interest Expense
Beverage Concentrates UOP	$181	$193	$552	$541
Finished Goods UOP (1)	60	56	197	159
Bottling Group UOP(1)	(7)	27	(23)	60
Mexico and the Caribbean UOP	27	26	77	75
LIFO inventory adjustment	(3)	(1)	(17)	(7)
Intersegment eliminations and impact of foreign currency	(5)	3	(10)	(2)
Adjustments(2)	(40)	(16)	(108)	(95)

Income from operations	213	288	668	731
Interest expense, net	(56)	(44)	(169)	(157)
Other expense	7	3	8	2

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries as reported	$164	$247	$507	$576

(1)	Underlying Operating Profit (Loss) (“UOP”) for the three and nine months ended September 30, 2007, for the Bottling Group and Finished Goods segment has been recast to reallocate $15 million and $43 million, respectively, of intersegment profit allocations to conform to the change in 2008 management reporting of segment UOP. The allocations for the full year 2007 totaled $54 million.

(2)	Adjustments consist of the following:

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Restructuring costs	$(7)	$(11)	$(31)	$(36)
Transaction costs and other one time separation costs	(9)	—	(29)	—
Unallocated general and administrative expenses	(14)	(13)	(24)	(30)
Stock-based compensation expense	(3)	8	(7)	(14)
Amortization expense related to intangible assets	(7)	(7)	(21)	(20)
Incremental pension costs	(1)	1	(4)	(1)
Gain on disposal of property and intangible assets, net	5	—	3	—
Other	(4)	6	5	6

Total	$(40)	$(16)	$(108)	$(95)

DR PEPPER SNAPPLE GROUP, INC.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
For the Three and Nine Months Ended September 30, 2008 and 2007
(Unaudited, dollars in millions)
     The financial measures listed below are not measures defined by U.S. GAAP. However, we believe investors should consider these measures as we believe they are indicative of our ongoing performance and how management evaluates our operational results and trends. Specifically, investors should consider the following with respect to our quarterly and year to date results:
•	Segment net results after adjustments

•	Our segment operating profit

•	Our effective tax rate without the impact of separation related and indemnified items

•	Our 2008 EPS without the impact of restructuring costs, transaction costs and other one time separation related costs, bridge loan fees and expenses and incremental tax related to the separation; our 2007 EPS without the impact of restructuring costs; and our 2008 EPS growth without the impact of the aforementioned items.
     Net sales after adjustments for the Beverage Concentrates, Finished Goods and Bottling group segments is defined as net sales after intersegment eliminations and the impact of foreign currency. Segment operating profit is defined as income from operations before unallocated general and administrative expenses and other costs, restructuring costs, stock based-compensation expense, amortization expense related to intangible assets and other adjustments. We believe that segment operating profit and net sales after adjustments may be useful for investors in assessing our segment results. Segment operating profit and net sales after adjustments are not recognized measurements under U.S. GAAP. When evaluating our segment results, investors should not consider segment operating profit and net sales after adjustments in isolation of, or as a substitute for, measures of net income as determined in accordance with U.S. GAAP, such as net income or net cash provided by operating activities. Other companies may calculate segment operating profit and net sales after adjustments differently, and therefore our segment operating profit and net sales after adjustments may not be comparable to similarly titled measures reported by other companies. A reconciliation of segment operating profit to income before operations is provided below.

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
			Percentage			Percentage
	2008	2007	Change	2008	2007	Change
Segment Results — Net Sales
Beverage Concentrates	$329	$328		$1,001	$1,004
Intersegment eliminations and impact of foreign currency	(102)	(93)		(291)	(280)

Beverage Concentrates after adjustments	227	235	(3)%	710	724	(2)%

Finished Goods	428	413		1,254	1,174
Intersegment eliminations and impact of foreign currency	(76)	(74)		(230)	(214)

Finished Goods after adjustments	352	339	4%	1,024	960	7%

Bottling Group	834	870		2,360	2,388
Intersegment eliminations and impact of foreign currency	(22)	(15)		(58)	(37)

Bottling Group after adjustments	812	855	(5)%	2,302	2,351	(2)%

Mexico & Caribbean	110	107		324	313
Intersegment eliminations and impact of foreign currency	4	(1)		9	(1)

Mexico & Caribbean after adjustments	114	106	7%	333	312	7%

Net sales as reported	$1,505	$1,535	(2)%	$4,369	$4,347	1%

DR PEPPER SNAPPLE GROUP, INC.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
For the Three and Nine Months Ended September 30, 2008 and 2007
(Unaudited, dollars in millions)

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
			Percentage			Percentage
	2008	2007	Change	2008	2007	Change
Segment Results — Underlying Operating Profit and Adjustments
Segment underlying operating profit(1)	$261	$302		$803	$835
LIFO inventory adjustment	(3)	(1)		(17)	(7)
Intersegment eliminations and impact of foreign currency	(5)	3		(10)	(2)

Segment operating profit	253	304	(17)%	776	826	(6)%
Restructuring costs	(7)	(11)		(31)	(36)
Transaction costs and other one time separation costs	(9)	—		(29)	—
Unallocated general and administrative expenses	(14)	(13)		(24)	(30)
Stock-based compensation expense	(3)	8		(7)	(14)
Amortization expense related to intangible assets	(7)	(7)		(21)	(20)
Incremental pension costs	(1)	1		(4)	(1)
Gain on disposal of property and intangible assets, net	5	—		3	—
Other	(4)	6		5	6

Income from operations as reported	$213	$288	(26)%	$668	$731	(9)%

(1)	Amount represents the total of the underlying operating profit for the four operating segments.
     Due to the loss of the distribution agreement for glaceau products in 2007, adjusted net sales excluding net sales related to glaceau for the three months ended September 30, 2007, illustrates the performance of the underlying business on a comparable basis. A reconciliation of net sales to adjusted net sales excluding glaceau is provided below:

	For the Three Months Ended
	September 30,
			Amount	Percentage
	2008	2007	Change	Change
Net sales as reported	$1,505	$1,535	$(30)	(2)%
Less sales made under the distribution agreement for glaceau products	—	94

Adjusted net sales, excluding glaceau	$1,505	$1,441	$64	5%

     Adjusted net cash provided by operating activities is defined as reported net cash provided by operating activities less the effects of related party balances. We believe that cash provided by operating activities excluding related party transactions may be useful for investors in assessing our ongoing performance. The following table reconciles net cash provided by operating activities as reported to adjust net cash provided by operating activities:

	For the Nine Months Ended
	September 30,
			Amount
	2008	2007	Change
Net cash provided by operating activities as reported	$523	$706	$(183)
Less:
Related party receivable	11	(8)
Related party payable	(70)	350

Net cash provided by operating activities adjusted for the effects in related party balances	$582	$364	$218

DR PEPPER SNAPPLE GROUP, INC.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
For the Three and Nine Months Ended September 30, 2008 and 2007 and 2008 Full-Year Guidance
(Unaudited)
     EPS excluding certain items for the three and nine months ended September 30, 2008 and 2007 is defined as reported EPS before items affecting comparability (as described below) and 2008 full year guidance EPS excluding certain items is defined as 2008 full year guidance EPS before items affecting comparability (as described below). We believe that EPS excluding certain items and 2008 full-year guidance excluding certain items may be useful for investors in assessing our ongoing performance. EPS excluding certain items is not a recognized measurement under U.S. GAAP. When evaluating our results, investors should not consider EPS excluding certain items in isolation of, or as a substitute for, EPS as determined in accordance with U.S. GAAP. Our EPS excluding certain items may not be comparable to similarly titled measures reported by other companies. Reconciliations of Reported EPS to EPS excluding certain items and 2008 full year guidance EPS to 2008 full year guidance EPS excluding certain items are as provided below:

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
				Percentage					Percentage
	2008	2007		Change	2008		2007		Change
Reported EPS	$0.41	$0.61		(32)%	$1.21		$1.42		(14)%
Items affecting comparability:
Restructuring costs	0.02	0.03			0.07		0.09
Transaction and separation costs	0.02	—			0.07		—
Bridge loan fees and expenses	—	—			0.06		—
Separation related tax items	—	—			0.04		—

EPS excluding certain items	$0.45	$0.63	*	(29)%	$1.46	*	$1.50	*	(3)%

Full Year 2008 Guidance	2008
2008 full-year guidance EPS	$1.54 to $1.57
Items affecting comparability:
Restructuring costs	0.10
Transaction and separation costs	0.08
Bridge loan fees and expenses	0.06
Separation related tax items	0.04

2008 full-year guidance EPS excluding certain items	$1.83 to $1.86	*

*	Does not sum due to rounding.